Exhibit 14

            Consent of Independent Registered Public Accounting Firm




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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the use in this Registration Statement on Form N-14 of our report dated August 4, 2004, relating to the financial statements and financial highlights of the FMI Sasco Contrarian Value Fund, which appear in such Registration Statement. We also consent to the references to us under the heading "Management and Other Service Providers" in such Registration Statement.



PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
August 11, 2004